EXHIBIT 10.4

CONSENT, WAIVER AND ACKNOWLEDGMENT

This Consent, Waiver and Acknowledgment (this “Agreement”), dated as of August 17, 2026, is entered into by and between Sadot Group Inc., a Nevada corporation (the “Company”), and ATW Sapphire LLC (the “Holder”), for itself and in its capacities as the Lead Buyer, as the Required Holder (as defined in the Securities Purchase Agreement), as the holder of the July Note (as defined below) and as Collateral Agent pursuant to the Securities Purchase Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement or the July Note (each as defined below), as applicable.

RECITALS

WHEREAS, the Company and the buyers party thereto, including the Holder as the Lead Buyer, are parties to that certain Securities Purchase Agreement, dated as of July 16, 2026 (as amended, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which, among other things, the Company may issue to the Holder senior secured convertible promissory notes in an original aggregate principal amount of up to $100,000,000 (the “Notes”), which Notes are convertible into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, the Holder represents that, as of the date hereof, it is the holder of a Note in the aggregate original principal amount of $4,000,000.00, issued on July 16, 2026 (the “July Note”), and constitutes the Required Holder pursuant to the terms of the Securities Purchase Agreement;

WHEREAS, the Company previously issued its 8% Unsecured OID Debentures Nos. SSD-001, SSD-002, SSD-003 and SSD-004, each with an Original Issue Date of February 9, 2026 and an original principal amount of $271,739.13, in the aggregate original principal amount of $1,086,956.52 (collectively, the “February Debentures”), pursuant to those certain Securities Purchase Agreements, each dated as of February 6, 2026, between the Company and the respective purchasers thereunder (the “February SPAs”);

WHEREAS, Nata Solutions Inc., the holder of February Debenture No. SSD-003 (the “Assigned Debenture”), proposes to assign such February Debenture to Shakawe Capital LLC, a Wyoming limited liability company (“Shakawe”), pursuant to an Assignment and Assumption of Debenture, substantially in the form attached hereto as Exhibit A (the “Assignment”);

WHEREAS, the Company and Shakawe propose to enter into a Debt Settlement and Share Issuance Agreement with respect to the Assigned Debenture, substantially in the form attached hereto as Exhibit B (the “Settlement Agreement”), pursuant to which the entire outstanding principal amount of such Assigned Debenture (US$271,739.13) will be settled, extinguished and discharged in full in exchange for the issuance to Shakawe, in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”), of shares of Common Stock (the “Settlement Shares”) at a price equal to seventy-five percent (75%) of the lowest closing price of the Common Stock during the five (5) consecutive trading days immediately preceding the date of the Settlement Agreement, provided, that, such price shall not be a price less than $8.00 per share, subject to a 4.99% (which may be increased to 9.99%) beneficial ownership limitation, an aggregate exchange cap of 19.99% of the outstanding Common Stock in accordance with Nasdaq Listing Rule 5635(d) absent stockholder approval (the “Exchange Cap”), and a daily leak-out limitation of 15% of the daily trading volume of the Common Stock;

WHEREAS, in connection with the foregoing, the holders of February Debentures Nos. SSD-001, SSD-002 and SSD-004 have executed (or are executing concurrently herewith) a Written Approval and Consent of Holders, substantially in the form attached hereto as Exhibit C (the “Holders’ Approval”), pursuant to which such holders, among other things, (i) approve and consent to the Assignment and the Settlement and waive any right to receive an equivalent offer or otherwise to participate in the Settlement under Section 9 of the February Debentures and Section 4.11 of the February SPAs, and (ii) agree to amend their respective February Debentures to provide for a Maturity Date of October 31, 2026 (such amendments, the “Maturity Amendments”, and the Assignment, the Settlement (including the issuance of the Settlement Shares), the Maturity Amendments and the other transactions contemplated by the foregoing being collectively referred to herein as the “Proposed Transactions”; and

WHEREAS, the Company has requested that the Holder consent to the Proposed Transactions and provide the acknowledgments and waivers set forth herein, and the Holder is willing to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. The Holder, for itself, as Lead Buyer, as the Required Holder and as holder of the July Note, hereby consents, pursuant to and for all purposes of the Securities Purchase Agreement and the July Note, including, without limitation, Sections 4(k), 4(n), and 4(o) of the Securities Purchase Agreement, to (a) the Assignment, (b) the execution, delivery and performance by the Company of the Settlement Agreement, including the settlement and extinguishment of February Debenture No. SSD-003 and the issuance of the Settlement Shares, (c) the Maturity Amendments and the Holders’ Approval, and (d) the consummation of the Proposed Transactions, provided, however, that the Proposed Transactions shall not result in the issuance of any shares of Common Stock a price per share lower than $8.00 and that such Proposed Transactions may only be consummated following the date of this Agreement until September 30, 2026, at which time this Agreement shall be no longer of any further force or effect. Without limiting the foregoing, the Holder acknowledges that the Settlement Agreement provides for the issuance of Settlement Shares at a price that varies with the trading prices of the Common Stock and, to the extent the Settlement Agreement or any of the Proposed Transactions constitutes, or would constitute, a Variable Rate Transaction under Section 4(n) of the Securities Purchase Agreement, the Holder hereby consents thereto and provides a one-time waiver solely with respect to Section 4(n) of the Securities Purchase Agreement thereto but not with respect to any provision of the July Note.

2. Acknowledgment of Notice. The Holder, for itself and its successors and assigns, hereby acknowledges and agrees that the delivery by the Company of this Agreement shall constitute sufficient notice as required pursuant to Section 9(f) of the Securities Purchase Agreement with respect to the Proposed Transactions, and no further notice thereunder shall be required in respect of the Proposed Transactions; provided, however, that if the Company enters into any additional exchanges, assignments or transactions with respect any securities of the Company (including, but not limited to, the February Debentures), the Company shall provide additional notice to the Holder of such exchanges, assignments or transactions prior to the Company entering into such agreements.

3. Waivers. The Holder, for itself, as the Lead Buyer, as the Required Holder and as holder of the July Note, hereby provides a one-time waiver in connection with the Proposed Transactions of (a) any breach, default or Event of Default under the July Note (including, without limitation, under Section 4(a)(xiv) thereof) or under any other Transaction Document, in each case arising out of, resulting from or in connection with the execution, delivery or performance of the Assignment, the Settlement Agreement or any Maturity Amendment or the consummation of the Proposed Transactions, together with all rights and remedies in respect thereof, including, without limitation, any right to deliver an Event of Default Redemption Notice or to require redemption pursuant to Section 4(b) of the July Note, any right to interest at the default rate, and any right to effect an Alternate Event of Default Conversion pursuant to Section 3(e)(i)(2) of the July Note, in each case solely to the extent arising from the Proposed Transactions; (b) the application of Sections 4(k), 4(n), 4(o) and 4(p) of the Securities Purchase Agreement to the Proposed Transactions, including, without limitation, any requirement that the Company deliver a Pre-Notice or Offer Notice, and any right of any Buyer to participate, in respect of the Proposed Transactions pursuant to Section 4(o) of the Securities Purchase Agreement; and (c) any right to require a Subsequent Placement Optional Redemption pursuant to Section 9 of the July Note in respect of the Proposed Transactions.

4. Limited Effect; Reservation of Rights. The consents, acknowledgments and waivers set forth herein are limited precisely as written, are one-time accommodations relating solely to the February Debentures and the Proposed Transactions, and shall not be deemed or construed to (a) constitute a consent to, or waiver in respect of, any other transaction or issuance, or any other or future breach, default or Event of Default under, the Securities Purchase Agreement, the Notes or any other Transaction Document, (b) amend, modify or operate as a waiver of any other provision of the Securities Purchase Agreement, the Notes or any other Transaction Document, each of which remains in full force and effect and is hereby ratified and confirmed, or (c) establish a course of dealing or a custom between the parties. For the avoidance of doubt, this Agreement shall not extend to, and the further prior written consent of the Holder shall be required for, (i) any amendment to the Settlement Agreement, or any subsequent agreement, that reduces the price at which shares of Common Stock are issuable in respect of the February Debentures below seventy-five percent (75%) of the measuring price set forth in the form attached as Exhibit B, or extends the five (5) trading day measuring period, (ii) any increase in the principal or other amounts settled, exchangeable or convertible under the February Debentures beyond the amounts outstanding thereunder as of the date hereof (plus amounts accruing pursuant to their existing terms), and (iii) any grant of exchange, conversion or similar rights with respect to any security other than the February Debentures.

5. Representations. Each party hereto represents and warrants to the other party that (a) it has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and (b) this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Holder further represents and warrants that it has not sold, assigned, transferred or otherwise disposed of the July Note or any interest therein and that it constitutes the Required Holder under the Securities Purchase Agreement as of the date hereof.

6. Disclosure. On or before 9:00 a.m., New York City time, on the first (1st) Business Day following the date of this Agreement, the Company shall file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing all material terms of this Agreement and the Proposed Transactions.

7. Fees. The Company shall reimburse the Holder for all fees, costs and expenses, including attorneys’ fees and expenses, incurred by the Holder to date in connection with this Agreement and agrees that all such fees shall be paid by deducting such fees from gross proceeds payable to the Company in connection with the Second Closing (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement.

8. Miscellaneous. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction, and the jurisdiction, venue, service and waiver of jury trial provisions of Section 9(a) of the Securities Purchase Agreement are incorporated herein, mutatis mutandis. This Agreement may be executed in counterparts (including by electronic signature and by delivery in .pdf or similar electronic format), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement, together with the Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect. The headings herein are for convenience only and shall not affect the interpretation hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Consent, Waiver and Acknowledgment to be duly executed as of the date first written above.

COMPANY:

SADOT GROUP INC.

By: /s/Haggai Ravid

Name: Haggai Ravid

Title: Chief Executive Officer

HOLDER:

ATW SAPPHIRE LLC, for itself, as the Lead Buyer, as the Required Holder, as Holder of the July
Note and as Collateral Agent

By: /s/ Antonio Ruiz-Gimenez

Name: Antonio Ruiz-Gimenez

Title: Authorized Signatory

Exhibit A — Form of Assignment and Assumption of Debenture [to be attached]

Exhibit B — Form of Debt Settlement and Share Issuance Agreement (February Debenture No. SSD-003) [to be attached]

Exhibit C — Form of Written Approval and Consent of Holders (SSD Series) [to be attached]

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